STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Filing Acknowledgement

August 14, 2006

Job Number
C20060815-0756

Corporation Number
E0606812006-9

Filing Description
Articles of Incorporation

Document Filing Number
20060520141-61

Date/Time of Filing
August 14, 2006 07:25:18 AM

Corporation Name
ANVIL FOREST PRODUCTS INC.

Resident Agent
BUSINESS FILINGS INCORPORATED

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recordings Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Dean Heller

DEAN HELLER
Secretary of State

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **ANVIL FOREST PRODUCTS INC.**, did on August 14, 2006, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 16, 2006.

DEAN HELLER
Secretary of State

By

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0606812006-9
Document Number:
20060520141-61

Date Filed:
8/14/2006 7:25:18 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Anvil Forest Products Inc.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Name: Business Filings Incorporated Street Address: 6100 Neil Road, Suite 500, City: Reno, NEVADA Zip Code: 89511 Optional Mailing Address: ____ City: ____ State: ____ Zip Code: ____
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: seventy five million (75,000,000) Par value: $($0.0001) Number of shares without par value: ____
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Name: Walter Brenner Street Address: 125A-1030 Denman St., City: Vancouver BC State: ____ Zip Code: V6G2M6 2. Name: ____ Street Address: ____ City: ____ State: ____ Zip Code: ____ 3. Name: ____ Street Address: ____ City: ____ State: ____ Zip Code: ____
5. Purpose: (optional–see instructions)	The purpose of this Corporation shall be: Forest and wood related products.
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Name: Business Filings Incorporated, Mark Schiff, AVP Signature: M. Schiff Address: 8025 Excelsior Drive, Suite 200 City: Madison State: WI Zip Code: 53717
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. M. Schiff Authorized Signature of R.A. or On Behalf of R.A. Company Date: August 11, 2006

This form must be accompanied by appropriate fees. See attached fee schedule.